EXHIBIT 23
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EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement of Seventh Generation, Inc. and subsidiary on Form S-8 (File No. 33-85748) of our report dated February 19, 1998, on our audits of the consolidated financial statements of Seventh Generation, Inc. and subsidiary as of December 31, 1997 and December 31, 1996, and for the years then ended, which report is included in this Annual Report on Form 10-KSB.




/s/ Coopers & Lybrand, L.L.P.
Albany, NY 12207
March 17, 1998